COMPANY CONTACTS:                   INVESTOR RELATIONS:
Tony Morris or Dick Sterry          Steve Chizzik
Nx Networks                         Equity Communications
703-742-6000                        888-530-7051
TMORRIS@NXNETWORKS.COM              CHIZZ1@HOME.COM
----------------------              ---------------
or dsterry@nxnetworks.com


     NX NETWORKS REPORTS RESULTS FOR FOURTH QUARTER AND YEAR ENDED DECEMBER
         31, 1999 SALES UP 21% - REVENUES FROM NEW PRODUCT LINE UP 31% -
                                 BACKLOG UP 500%

HERNDON, VA -FEBRUARY 22, 2000, Nx Networks (NASDAQ: NTRX), a leader in Internet Telephony (IT) and Voice Over IP (VoIP) and Virtual Private Networking (VPN) solutions, today announced financial results for the quarter and year ended December 31, 1999.

Revenues for the fourth quarter of 1999 were $9.8 million. On a consecutive quarter basis, revenues increased by 21 percent, or $1.7 million, over 1999 third quarter revenues of $8.1 million. Nx Networks Internet Telephony products generated record revenues of over $5.0 million - an increase of over 31 percent from last quarter. Backlog increased 500% over the third quarter to $2.5 million.

Steven T. Francesco, Nx Networks Chairman and Chief Executive Officer, said, "The continued sales increase of our award winning Netrix 2200 Series product line shows it to be a proven performer which will serve as a springboard for our new Nx 3000 Series and soon to be announced next-generation platforms. Year-end demand for our products created an unprecedented backlog which combined with our new IT solutions and customer initiatives will ensure a strong start for the first quarter of 2000. In addition, we continue to take appropriate cost reductions in order to increase efficiency and profitability."

For the year ended December 31, 1999, revenues were $31.2 million, compared to $31.5 million for the year ended December 31, 1998. The operating loss for the year was $24.5 million or $2.03 per share compared to $6.5 million or $.60 per share for the prior year. However, 1999 results include an $18.8 million non-cash charge for stock compensation expenses. Adjusting for this non-cash charge, the operating loss for the year would be $5.8 million or $.47 per share.

 "It is important to note that even with an increase in expenses associated with merging companies, we were able to reduce our operating loss for the year compared to 1998 after adjusting for the $18.8 million non-cash compensation charge." stated Peter Kendrick, Nx Networks Vice President and CFO. He also noted that, "Much of the increase associated with merging the companies occurred in the fourth quarter. Adjusting for merger expenses (including non-cash compensation, amortization of goodwill and other expenses) would dramatically reduce the loss for the quarter." He added, "The sales force did an excellent job of increasing 1999 product sales and increasing product gross profit margins, which reflects the Company's ability to maintain pricing in the marketplace."

ABOUT NX NETWORKS

Nx Networks is a worldwide provider of secure Internet Telephony and data networking products. Nx Networks' customers include service providers, multinational corporations, and government agencies in over 60 countries worldwide. Nx recently announced the acquisition of AetherWorks, a privately held provider of innovative Internet Telephony solutions, including softswitch technology. The company's corporate headquarters are located in Herndon, Virginia. Additional information can be found on the company's web site at www.nxnetworks.com

SAFE HARBOR STATEMENT

This press release contains forward-looking statements that involve a number of risks and uncertainties, including references to the success of new products and the transition between the sale of old products and the sale of new products. Readers are cautioned that all forward-looking statements are subject to risks and uncertainties, including, without limitation, the timing of new announcements or introductions by the Company and its competitors, the hiring and retention of key employees, competitive pricing pressures, the manufacturing of products, the need for capital, dependence on third parties for manufacturing, components and products, general economic conditions in the United States and international markets, and the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                             NX NETWORKS

                CONDENSED CONSOLIDATED BALANCE SHEETS

                            (in thousands)

                                                     Year Ended
                                                     December 31
                                               ------------------------
                                                  1999         1998
ASSETS                                         (unaudited)
------
    Current assets:
        Cash and cash equivalents                $  5,930     $  2,488
        Accounts receivable, net                    9,697        7,499
        Inventories                                 4,304        5,265
        Other current assets                          756          472
                                                 --------     --------
                 Total current assets              20,687       15,724
                                                 --------     --------
    Property and equipment, net                     4,560        3,823
    Goodwill and intangibles, net                  60,046          529
    Deposits and other assets                         108          165
                                                 --------     --------
TOTAL ASSETS                                     $ 85,401     $ 20,241
                                                 ========     ========


LIABILITIES AND STOCKHOLDERS' EQUITY

    Current liabilities:
        Line of credit                            $ 1,059     $  2,167
        Accounts payable                            6,703        3,011
        Accrued liabilities                         4,680        2,946
                                                 --------     --------
                 Total current liabilities         12,442        8,124
                                                 --------     --------

    Long-term liabilities                             352            -
                                                 --------     --------
TOTAL LIABILITIES                                  12,794        8,124
                                                 --------     --------

Stockholders' equity:
    Common stock                                    1,462          575
    Additional paid-in capital                    151,655       57,679
    Accumulated deficit                           (82,255)     (46,274)
    Warrants                                        2,041          257
    Accumulated other comprehensive loss             (296)        (120)
                                                 --------     --------
        Total stockholders' equity                 72,607       12,117
                                                 --------     --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $ 85,401     $ 20,241
                                                 ========     ========

                                   NX NETWORKS

                    CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                Year Ended         Three Months Ended
                                                December 31           December 31
                                           --------------------- -----------------------
                                             1999        1998       1999        1998
                                           (unaudited)           (unaudited) (unaudited)

Revenues
     Product                                $ 24,505    $ 21,840   $  8,426   $   5,568
     Service and other                         6,690       9,642      1,381       2,530
                                            --------    --------   --------   ---------
        Total revenues                        31,195      31,482      9,807       8,098

Cost of revenues
     Product                                  11,765      10,939      4,253       3,395
     Service and other                         4,777       5,155      1,139       1,131
                                            --------    --------   --------   ---------
        Total cost of revenues                16,542      16,094      5,392       4,526

        Gross profit                          14,653      15,388      4,415       3,572

Operating expenses
     Sales and marketing                       6,908      10,781      2,287       3,007
     General and administrative                5,573       4,324      1,890       1,244
     Research and development                  7,043       6,771      1,706       1,832
     Stock compensation expense               18,778           0     18,015           0
     Restructuring reserve                       900           0          0           0
                                            --------    --------   --------   ---------
     Total operating expenses                 39,202      21,876     23,898       6,083

        Loss from operations                 (24,549)     (6,488)   (19,483)     (2,511)

     Interest and other income, net             (179)        (29)         40        (96)
                                            --------    --------   --------   ---------

        Net loss before preferred dividends  (24,728)     (6,517)   (19,443)     (2,607)

     Dividends on preferred stock             (1,399)          -       (826)          -
                                            --------    --------   --------   ---------

     Net loss attributable to common
     stockholders                           $(26,127)   $ (6,517)  $(20,269)  $ (2,607)
                                            ========    ========   ========   =========

Basic and diluted loss per common share     $  (2.16)   $   (.60)  $  (1.47)  $   (.23)
                                            ========    ========   ========   ========

Weighted average common shares outstanding    12,074      10,891     13,760     11,452
                                            ========    ========   ========   ========

                                                                     EXHIBIT A

                                      FORM

                                       of

                           CERTIFICATE OF DESIGNATIONS

                                       of

                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       of

                                    ABC CORP.

          The undersigned hereby certifies that he is _________________________ of ABC Corp. (the "Corporation"), that the Corporation is a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Law") and that, pursuant to authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, as amended, the following resolution was duly adopted by the Board of Directors of the Corporation as required by Section 151 of the Law at a meeting duly called and held on December 6, 1999:

          RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, as amended, the Board of Directors of the Corporation hereby creates a series of Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the voting and other powers, preferences and relative, participating, optional or other rights thereof and the qualifications, limitations and restrictions thereon, as follows:

          Section I. DESIGNATION AND AMOUNT. There shall be a series of Preferred Stock designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 250. Such number of shares may be increased or decreased by resolution of the Board of Directors; PROVIDED, HOWEVER, that no decrease shall reduce the number of shares to a number less than the number of shares then outstanding plus the number of shares then reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion or exchange of outstanding securities issued by the Corporation convertible into or exchangeable for Series A Preferred Stock.

      Section II. DIVIDENDS AND DISTRIBUTIONS.
                  ---------------------------

          A. Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.01 per share, of the Corporation (the "Common Stock") shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 15th day of April, July, October and January in each year (each such date being called as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $42,000 or (b) the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends, plus the fair value, as determined by the Board of Directors upon the advice of a nationally recognized investment banking firm selected in good faith by the Board of Directors, of all non-cash dividends and other distributions (other than dividends payable in shares of Common Stock) declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. The "Adjustment Number" shall initially be 200,000. In the event the Corporation shall at any time after December 6, 1999 (the "Rights Declaration Date"): (i) declare and pay any dividend on Common Stock payable in shares of Common Stock; (ii) subdivide the outstanding Common Stock; or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. (References herein to the Adjustment Amount shall mean the Adjustment Amount as in effect at the relevant time.

          B. The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section II immediately after it declares a dividend or distribution on Common Stock (other than a dividend payable in shares of Common Stock); PROVIDED, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $42,000 per share on the Series A Preferred Stock shall nevertheless be declared for payment on such subsequent Quarterly Dividend Payment Date.

          C. Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of first issuance of any shares of Series A Preferred Stock, unless the date of issuance of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on shares of Series A Preferred Stock shall begin to accrue from the date of issuance thereof, or unless the date of issuance of such shares is a Quarterly Dividend

Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which cases dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

      Section III. VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall have the following voting rights:

          A. Subject to the provision for adjustment set forth herein, each share of Series A Preferred Stock shall entitle the holder thereof to a number of votes equal to the Adjustment Number (as then adjusted) on all matters submitted to a vote of the holders of Common Stock.

          B. Except as otherwise provided herein or required by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of holders of Common Stock.

          C. Except as otherwise set forth herein or required by law, the holders of Series A Preferred Stock shall have no voting or approval rights separate or apart from their right to vote with holders of shares of Common Stock as set forth herein.

      Section IV. CERTAIN RESTRICTIONS.
                  --------------------

          A. Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section II are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on the Series A Preferred Stock shall have been paid in full, the Corporation shall not:

                    1. declare or pay dividends, or make any other distributions, on any shares of Common Stock or other stock ranking junior (either as to dividends or upon liquidation or dissolution) to the Series A Preferred Stock;

                    2. declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation or dissolution) with the Series A Preferred Stock, except dividends paid ratably on Series A Preferred Stock and shares of such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                    3. redeem, purchase or otherwise acquire shares of any Common Stock or other stock ranking junior (either as to dividends or upon liquidation or dissolution) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any other stock of the Corporation ranking junior (both as to dividends and upon dissolution or liquidation) to the Series A Preferred Stock; or

                    4. redeem, purchase or otherwise acquire any shares of Series A Preferred Stock or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made to the holders of all such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          B. The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section V. REACQUIRED SHARES. Any shares of Series A Preferred Stock redeemed, purchased or otherwise acquired by the Corporation or any subsidiary of the Corporation in any manner shall be promptly retired. All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock created in accordance with the Amended and Restated Certificate of Incorporation, as amended, and the Law.

          Section VI. LIQUIDATION OR DISSOLUTION.
                      --------------------------

          (A) Upon any liquidation or dissolution of the Corporation (which terms include a winding up of the Corporation, voluntary or otherwise), no distribution shall be made on any shares of stock ranking junior (either as to dividends or upon liquidation or dissolution) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount per share (the "Series A Liquidation Preference") equal to the greater of (i) $42,000,000 plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment or (ii) the Adjustment Number times the per share amount of all cash and other property to be distributed on the Common Stock upon such liquidation or dissolution.

          (B) If there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Corporation that rank on a parity with the Series A Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series A Preferred Stock and the holders of such parity stock in proportion to their respective liquidation preferences.

          (C) Neither the merger or consolidation of the Corporation into or with another corporation (or other entity) nor the merger or consolidation of another corporation (or other entity) into or with the Corporation shall be deemed to be a liquidation or dissolution of the Corporation within the meaning of this Section VI.

          Section VII. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which shares of Common Stock are exchanged for or changed into other stock, securities, cash and/or other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share equal to the Adjustment Number times the aggregate amount of stock, securities, cash and/or other property, as the case may be, into which or for which each share of Common Stock is changed or exchanged.

          Section VIII. NO REDEMPTION. The shares of Series A Preferred Stock shall not be redeemable.

          Section IX. RANKING. The Series A Preferred Stock shall, with respect to payments of dividends and rights upon liquidation or dissolution, rank: (a) senior and prior to (i) the Common Stock and (ii) any series of preferred stock of the Corporation which is stated to be junior to the Series A Preferred Stock;
(b) PARI PASSU with (i) any series of preferred stock of the Corporation which is not stated to be senior to or junior to the Series A Preferred Stock; and (c) junior and subordinate to any series of preferred stock of the Corporation which is stated to be senior to the Series A Preferred Stock. Determination as to whether any such statements has shall be made by reference to the Certificate of Incorporation of the Corporation, as then in effect.

          Section X. AMENDMENT. At any time that shares of Series A Preferred Stock are outstanding, the Certificate of Incorporation of the Corporation as then in effect shall not be amended in any manner which would materially alter or change the powers, preferences or rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

          Section XI. FRACTIONAL SHARES. Series A Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

          Section XII. MISCELLANEOUS. The rights of holders of Series A Preferred Stock shall, to the extent not inconsistent with this resolution, be the same as those of holders of Common Stock.

     IN WITNESS WHEREOF, this Certificate of Designations has been executed on this 6th day of December, 1999.

                                  By:
                                     -------------------------------------------
                                      Name:
                                      Title: